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Exhibit 10.52

Memorandum of Agreement

DATE:	March 24, 2010
TO:	Gordon Link NewLink Genetics Corporation 2901 S. Loop Drive, Suite 3900 Ames, IA 50010
FROM:	Steven T. Carter, Director Iowa State Innovation System
RE:	ADDENDUM TO THE LEASE BETWEEN IOWA STATE INNOVATION SYSTEM AND NEWLINK GENETICS CORPORATION DATED FEBRUARY 1, 2001.

        The following information constitutes additions to the Lease Agreement between Iowa State Innovation System- ISIS (Landlord) and NewLink Genetics Corporation (Tenant). Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated February 1, 2001.

        Landlord agrees to extend the Lease Agreement for the ISIS Wet-lab in Building #3 which includes Suites 3500, 3501, 3502, 3503, 3505, 3510, 3515, 3520, 3525, 3530, 3531, 3532 & 3575 (containing ±4,157 rentable square feet), beginning March 1, 2010, in the following manner:

Term	Base-Op Rent/rsf	Monthly Rent	Annual Rent
Monthly	$18.51	$6,412.17	$76,946.07

        Gas and water usage, as well as utility costs for the HVAC system, will be prorated and invoiced monthly. Electricity is metered separately and will be invoiced directly from the provider. Tenant is responsible for ensuring that the invoice is sent directly to them. Tenant is also responsible for the custodial services as well as the cost of inspections & maintenance for the fume hoods, plumbing, etc. for those areas. This agreement does not preclude other tenants from using the common equipment room.

        Tenant leases the space as is. Any modifications will be at the Tenant's sole expense. Subject to the terms of this Memorandum, Tenant agrees that all terms and conditions of the February 1, 2001 Lease and those described in this Memorandum shall remain in force.

        Please sign and return both originals to my office by March 25, 2010 if you concur with the above terms. We will then send a fully executed copy for your records.

AGREED

FOR NewLink Genetics Corporation	FOR Iowa State Innovation System & ISU Research Park Corporation
/s/Gordon Link	/s/Steven Carter
CFO Title	Director Title
3/25/2010 Date	3/25/2010 Date

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  Exhibit 10.52
Memorandum of Agreement